U.S. BANK GLOBAL FUND SERVICES
777 E. WISCONSIN AVENUE
MILWAUKEE, WI 53202

SCAN TO
VIEW MATERIALS & VOTE

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website **www.proxyvote.com or scan the QR Barcode above**
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call **1-800-690-6903**
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D89303-Z83296

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees of the Trust unanimously recommends that you vote in favor of the Proposal.	For	Against	Abstain
1. To approve a new investment advisory agreement between Lido Advisors, LLC ("Lido") and the Trust, on behalf of the Fund.	☐	☐	☐

If no instructions are given on the proposal, the proxies will vote FOR the proposal.

Note: Please sign exactly as your name or names appear(s) on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement are available at www.proxyvote.com

D89304-Z83296

PROXY CARD
SPECIAL MEETING OF OAKHURST STRATEGIC DEFINED RISK FUND
August 15, 2022

The purpose of the Special Meeting is to consider and act upon the following proposal and to transact such other business as may properly come before the Special Meeting or any adjournments thereof:

The meeting will be held on August 15, 2022, at 777 E. Wisconsin Avenue, 10th Floor, Wisconsin 53202 at 10:00 am Central Time. Only stockholders of record at the close of business on June 28, 2022 are permitted to attend the Meeting. You are encouraged to vote your shares prior to the Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this proxy card is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast FOR the proposal in the Proxy Statement and in the discretion of the Proxy holder on any other matter that may properly come before the Meeting.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE AS SOON AS POSSIBLE.

(Continued and to be signed on the reverse side)